                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) -- December 22, 2005

                         Commission File Number 0-23320

                               OLYMPIC STEEL, INC.
             (Exact name of registrant as specified in its charter)

                   Ohio                                         34-1245650
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                      Identification Number)

5096 Richmond Road, Bedford Heights, Ohio                          44146
 (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (216) 292-3800

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGRFEEMENT

Effective January 1, 2006, the Company and Mr. David A. Wolfort entered into an employment agreement pursuant to which Mr. Wolfort will serve as President and Chief Operating Officer of the Company for a term ending January 1, 2011. Under the agreement, Mr. Wolfort receives a base salary of $550,000 per year, subject to possible increases as determined by the Board. During the period of employment, Mr. Wolfort will be eligible for a performance bonus under the Company's Senior Management Compensation Program Plan in place as of 2005, as amended, or such other bonus plan that replaces that plan, and Mr. Wolfort will be eligible to participate in any long-term incentive plan which may be created or amended by the Board from time to time. If the Company terminates Mr. Wolfort's employment "without cause" during his employment period, he will continue to receive his compensation under the agreement during the period ending on the earlier of (i) January 1, 2011 or (ii) the second anniversary of the termination of his employment. The employment agreement contains a two-year, non-competition prohibition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     Not applicable.

(c)  Exhibits

EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
-------   ----------------------
10.10     Employment agreement, effective as of January 1, 2006, by and between the Company and David A. Wolfort.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OLYMPIC STEEL, INC.


Date: December 22, 2005                 By: /s/ Richard T. Marabito
                                            ------------------------------------
                                            Richard T. Marabito
                                            Chief Financial Officer


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

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
-------   ----------------------
10.10     Employment Agreement, effective as of January 1, 2006, by and between the Company and David A. Wolfort.


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